(Exhibit 10)



August 14, 1997


Mr. Lowell A. Kleiman
President
Scientific Industries, Inc.
70 Orville Drive
Bohemia, New York 11716

Dear Mr. Kleiman:

     This will confirm our understanding and agreement pursuant to which your previous Employment Agreement dated December 24, 1992 shall be and hereby is amended and extended as follows:

     1. Section 1.01 shall be and hereby is amended to provide that the "Initial Term" shall commence on July 1, 1997 and terminate on June 30, 2000.

     2. Section 2.01 shall be and hereby is replaced by the following provision:

     "As full compensation for his services during the Employment Period, the Company shall pay and Kleiman shall accept a salary at the rate of $160,000 per annum, payable in weekly installments.

     3.     The following shall be added to Section 2.02:

     "For the contract year beginning on July 1, 1997 and ending June 30, 1998 Kleiman shall be entitled to receive a bonus if the Company's gross profit for the fiscal year ending June 30, 1998, exceeds the gross profit of the Company's prior fiscal year by more than ten percent. The amount of the bonus, if any, shall be five percent of that portion of the gross profit which is more than ten percent in excess of the prior year's gross profit.

     In addition, Kleiman shall be and hereby is awarded a five year Incentive Stock Option to purchase 10,000 shares of the Company's Common Stock at an exercise price equal to the market price on the date of this agreement. Such option may not be exercised unless and until the Common Stock of the Company shall have a bid price (adjusted, for any event of dilution) on the Bulletin Board, the pink sheets, the NASDAQ, Small Cap Market, the NASDAQ National Market, or as otherwise reported by the National Quotation Bureau, as the case may be, in excess of $5.00 per share for a period of 90 consecutive days.

                                                               (Exhibit 10)
Letter of Understanding and Agreement
Mr. Lowell A. Kleiman
August 14, 1997
Page 2

     If the price of the Company's Common Stock has met the foregoing price requirement, the option shall be exercisable in its entirety according to the other applicable terms of the Company's Stock Option Plan, except as specified herein, for the balance of the option term. However, if the Company or essentially all its assets are sold for cash prior to exercise of the option, the option shall be canceled by the Company, upon such sale. If this sale is based on a price (adjusted for any event of dilution) exceeding $5.00 per share of the Company's stock, Kleiman shall then, and only then, receive a cash consideration equal to the amount by which the sale price exceeds the exercise price of the Option. If the sale price (adjusted as aforesaid) is less than $5.00 per Common Share, the Option shall be canceled and Kleiman shall not receive any consideration hereunder.

     4. Section 2.04 shall be and hereby is amended by replacing the present provision in its entirety with the following provision:

     "Kleiman shall continue to operate his present vehicle under the terms of the present lease until the termination of that lease and may elect to purchase it as set forth in Section 2.04 of the prior Employment Agreement dated December 24, 1992. Upon the termination of the present lease, the Company shall provide Kleiman a suitable auto for business purposes and shall pay all gas, oil, maintenance and insurance associated with its use. The cost of such lease for a replacement vehicle shall not exceed $700 per month.

     All other provisions of the Employment Agreement and Supplemental Compensation Agreement shall remain the same and be in effect for the term herein.

     If the foregoing accords with your understanding, please sign and return a copy of this letter, whereupon the same shall constitute an amendment and extension of your present Employment Agreement.

          Very truly yours,

                                  Scientific Industries, Inc.

                                      /s/
                                 By:  _____________________________
                                 Cathy Pulver-Dugan, Vice President
Accepted and agreed: (employee):

/s/
_______________________________
Lowell A. Kleiman